Exhibit 10.42

LEASE AGREEMENT

THIS LEASE AGREEMENT is dated this 23rd day of November, 2011, between AVI BioPharma, Inc., an Oregon corporation (“Landlord”), and the Tenant named below.

Basic Lease Provisions

Tenant:	PERPETUA POWER SOURCE TECHNOLOGIES, INC., an Oregon corporation (the “Tenant”).

Premises:	That portion of the Building (as defined below), containing approximately 25,177 rentable square feet, as determined by Landlord, as shown on Exhibit A attached hereto (the “Premises”).

Building and Property:	The building (the “Building”) located on approximately 2.89 acres at 1749 SW Airport Way, Corvallis, Oregon (the “Property”).

Tenant’s Proportionate Share of Building:	70% (based on 25,177 rentable square feet of the Premises divided by 36,150 rentable square feet of the Building).

Lease Term:	Beginning on the Commencement Date (as defined below) and ending on the last day of the sixty-fourth (64th) full calendar month thereafter. Provided no uncured default by Tenant of any of the provisions or covenants of this Lease exists, Tenant shall have the option to extend the lease for an additional twelve (12) month period as set forth in Paragraph 41.

Commencement Date:	November 23, 2011 (the “Commencement Date”).

Monthly Base Rent:	The Monthly Base Rent shall be as follows (subject to Paragraph 4 herein):

Months 1 - 4:	$0 per month
Months 5 - 40:	$14,500.00 per month
Months 41 -52:	$15,000.00 per month
Months 53 -64:	$15,500.00 per month

Extension term, if option to extend exercised - Months 65 – 76: $16,000.00 per month

Notwithstanding the foregoing, Tenant shall pay no Base Rent for the first 120 days after the Commencement Date. If the 120th day is not the first day of the calendar month, the Base Rent for that month shall be prorated as provided in Section 4(a) below.

Security Deposit:	$15,500.00 (the “Security Deposit”)

Broker(s):	Curt Arthur of Sperry Van Ness Commercial Advisors, LLC

Addenda:	Exhibit A (Legal Description of the Property); Exhibit B (Floor Plan); Exhibit C (List of Initial Tenant Improvements); Exhibit D (Environmental Questionnaire); Exhibit E (Rules and Regulation); Exhibit F (Tenant’s Application to DEQ, Any DEQ Amendments, Modifications or Approvals).

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1. Granting Clause; Lease Term.

(a) In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above (the “Lease Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. If this Lease is executed before the Premises become available, and Landlord cannot deliver them by the estimated Commencement Date, or if any required repairs (if any) are not substantially completed by Landlord prior to the scheduled Commencement Date, this Lease shall not be deemed void or voidable nor shall Landlord be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of such delay. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date. Landlord and Tenant agree that the rentable square footage of the Premises as set forth above and the Building as set forth above shall be conclusive and binding on the parties.

(b) This Lease is conditioned upon Tenant receiving all required permits for its initial Tenant Improvements listed on Exhibit C within thirty (30) days after the Commencement Date. Provided that Tenant promptly submits all information and fees required for all such permits upon the Commencement Date and diligently pursues such permits and Tenant fails to obtain all such permits within the 30-day period, Tenant may terminate this Lease by written notice to Landlord given no later than the 31st day after the Commencement Date. If Tenant fails to obtain the permits within the 30-day period but fails to terminate this Lease by the 31st day after the Commencement Date, this condition shall be deemed waived by Tenant.

(c) This Lease is also conditioned upon Landlord receiving consent to this Lease, if required, from Landlord’s lender, the successor in interest to Cowlitz Bank (“Lender”), within thirty (30) days after the Commencement Date. Landlord will use commercially reasonable efforts to obtain Lender’s consent to this Lease within the 30-day period, if such consent is required by Lender’s loan documents. If Lender’s consent is required and cannot be obtained within thirty (30) days after the Commencement Date, then (unless the parties agree to extend the deadline) the Lease will be deemed void from its inception.

(d) Provided Tenant is not then in default of any terms and conditions in the Lease, Tenant may terminate the Lease at the end of the thirty-sixth (36th) month of the Term upon 180 days prior written notice to Landlord, together with delivery of a termination fee to Landlord in an amount equal to the unamortized portion (in accordance with the formula set forth below) of brokerage fees paid by Landlord for this Lease and the amount of TI Allowance paid by Landlord hereunder.

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Amortization Formula:

U = A x (RM ÷ LM)

WHERE:

U =	Unamortized portion of TI Allowance and brokerage fees.
A =	Amount of TI Allowance and brokerage fees, plus simple interest at 5% per annum from the date of this Lease until the date of termination.

LM =	Total months during the initial Lease term.
AND:
RM =	Remaining months to the end of the initial Lease term.

If Tenant fails to deliver the termination notice to Landlord by the 180th day prior to the end of the 36th month of the Term, Tenant’s termination right shall be waived.

2. Acceptance of Premises.

(a) Subject to Paragraph 2(b) and Paragraph 2(c) below, Tenant shall accept the Premises on the Commencement Date in its “as-is” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant acknowledges that (1) it has inspected and accepts the Premises in an “As Is, Where Is” condition, (2) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (3) the Premises are in good and satisfactory condition, (4) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, and (5) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

(b) Notwithstanding the foregoing, Landlord hereby represents that the existing plumbing, HVAC, lighting, electrical and mechanical systems servicing the Premises (collectively, the “Building Systems”) shall be in good working order as of the date (the “Occupancy Date”) that Tenant first uses or occupies all or any portion of the Premises, and that Landlord will arrange for service of the HVAC systems within 30 days prior to the Occupancy Date, (except to the extent any defects therein exist as a result of any act or omission of Tenant or Tenant’s agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees); provided, however, if Tenant does not deliver written notice to Landlord of any material defects with respect to the condition of the Building Systems within thirty (30) following the Occupancy Date, then Tenant shall be deemed to have inspected and accepted the same in their present condition, and the correction of any subsequently discovered defects shall be the obligation of the applicable party pursuant to the other provisions of this Lease. If a material breach of the foregoing representation exists, and Tenant timely (i.e., within thirty (30) days following the Occupancy Date) delivers written notice to Landlord setting forth in reasonable detail a description of such material breach, Landlord shall, as Tenant’s sole and exclusive remedy, rectify the same at Landlord’s expense.

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(c) Notwithstanding the foregoing, in the event that Landlord leases the adjacent 10,973 square feet of the Building to another tenant during the Lease Term, Landlord shall, using materials, guidelines, specifications and procedures designated by Landlord, in its sole and absolute discretion, perform the following work in the Premises (collectively, the “Landlord Work”) on a one-time basis only at Landlord’s expense: (i) construct demising walls for a common entry area as shown in the attached Exhibit B, which shall include the existing common restrooms, and install entry doors to the two separate tenant premises; (ii) carpet and paint the common entry area and install seating and a building directory therein with signage for Tenant’s business in the Premises. Until Landlord provides notice of its intention to demise and complete the common entry area, Tenant may use such space for its business as part of the Premises. Promptly upon such notice from Landlord, the parties shall enter into a lease amendment modifying the Premises to exclude the common entry area, although Tenant will continue to maintain and provide janitorial service for the common entry area. Tenant shall not (and Tenant shall ensure that its agents, employees, contractors, licensees and invitees do not) interfere with the performance of the Landlord Work and shall cooperate with Landlord in connection with the performance of the Landlord Work, including, without limitation, by moving any equipment and other property which Landlord or its contractor may request be moved. Landlord shall be permitted to perform the Landlord Work during Tenant’s occupancy of the Premises, during normal business hours, without any obligation to pay overtime or other premiums. Tenant hereby agrees that the performance of the Landlord Work shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent payable pursuant to this Lease. Landlord shall have no responsibility for, or for any reason be liable to, Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work, or for any inconvenience or annoyance occasioned by the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work.

3. Use.

(a) Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the purpose of design and manufacturing of power source technologies, including semiconductor manufacturing, and incidental office use related thereto and for no other purpose without the advance written consent of Landlord; provided, however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor, plumbing, electrical systems or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises at levels in excess of those permitted by applicable laws, regulations, or use permits, or take any other action that would constitute a nuisance or would unreasonably disturb, interfere with, or endanger Landlord or any tenants of the Property. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent.

(b) Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). To Landlord’s knowledge, the Premises currently comply with such Legal Requirements. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or

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occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Property is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Property, subject to such reasonable rules and regulations as Landlord may promulgate from time to time, including those attached hereto as Exhibit E.

4. Base Rent.

(a) Tenant shall pay Base Rent in the amounts set forth on the first page of this Lease. The initial monthly Base Rent, the Security Deposit, and the initial monthly installment of Tenant’s Proportionate Share of the estimated Operating Expenses (as hereafter defined) increase over the Base Year (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord shall constitute rent and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord’s other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

5. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth above. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the

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Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. In the event of a sale or other disposition of the Premises, Landlord will transfer the Security Deposit to the new owner, and, thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant. Tenant hereby waives the provisions of any law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

6. Operating Expense Payments.

(a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of the increase over the Base Year Operating Expenses for the Property. Payments thereof for any fractional calendar month shall be prorated. The “Base Year” for purposes of this Lease is 2011 and for Taxes (defined below) shall mean the 2011-2012 tax year, as the Taxes may be adjusted for Landlord’s pending appeal as of the date of this Lease. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

(b) The term “Operating Expenses” means all costs and expenses incurred by Landlord in connection with the (i) Taxes (hereinafter defined) due and payable each calendar year during the Lease term, and (ii) the cost of insurance maintained by Landlord for the Property for each calendar year during the Lease term.

(c) Notwithstanding the foregoing, Operating Expenses do not include (i) debt service under mortgages or ground rent under ground leases; (ii) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (iii) leasing commissions or the costs of renovating space for tenants; or (iv) any costs or legal fees incurred in connection with a dispute with any other tenant.

(d) If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual increase in Operating Expenses for such year over the Base Year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

(e) With respect to Operating Expenses which Landlord allocates to the entire Property, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Property as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Property; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably

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adjusted by Landlord in the future for changes in the physical size of the Premises or the Building and for differences in Property Taxes due to certain tenants who may qualify for ‘Enterprise Zone’ exclusions. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Property or Building that includes the Premises or that varies with occupancy or use.

(f) Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease and provided further that Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the “Actual Statement”) (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far-exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

(i) Tenant shall, within thirty (30) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant’s obligation to make all payments of rent and all payments of Tenant’s Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(ii) Tenant acknowledges that Landlord maintains its records for the Property at Landlord’s main office, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(iii) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than ten percent (10%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such

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underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

7. Utilities; Janitorial Service.

(a) Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises (including for the common entry area, if any), all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

(b) Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises and the common entry area. Landlord shall have no obligations whatsoever in connection therewith.

8. Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as “Taxes”) that accrue against the Property during the Lease Term. Taxes shall be included as part of the increase in Operating Expenses over the Base Year charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Property or changes in ownership (as defined in applicable laws). Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Property or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (a) Landlord pays them or (b) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor.

9. Insurance.

(a) Landlord shall obtain and maintain the following: (i) all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses; and (ii) commercial general liability insurance, which shall

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be in such amount as Landlord so determines. Landlord’s insurance shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance and rent loss insurance. The premiums for the property insurance shall be included as part of the Operating Expenses, of which the amount of increase over the Base Year shall be charged to Tenant pursuant to Paragraph 6 hereof. The Property or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Property or Building will be determined by Landlord based upon the insurer’s cost calculations). Notwithstanding the foregoing, Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time):

(i) all risk property insurance including theft, sprinkler leakage and boiler and machinery coverage, covering the full replacement cost of all property and improvements (including the Tenant Improvements, defined below) installed or placed in the Premises by Tenant or for Tenant’s benefit. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises;

(ii) worker’s compensation insurance in accordance with the laws of the state of Oregon with employer’s liability insurance in an amount not less than $1,000,000;

(iii) business interruption, loss of income and extra expense insurance covering failure of Tenant’s equipment and covering all periods of interruption, with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months;

(iv) business automobile liability insurance covering owned (if applicable), hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence;

(v) commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage occurring in or about the Premises. Such commercial general liability insurance shall afford, at a minimum, the following limits: each occurrence: $1,000,000; general aggregate: $2,000,000 per location; products/completed operations aggregate: $1,000,000; personal and advertising injury liability: $1,000,000; fire damage: $50,000; fire legal liability: $50,000; medical payments: $5,000. Such commercial general liability insurance shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall include blanket contractual liability, broad form property damage liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire, a contractual liability

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endorsement, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such insurance shall be written on an occurrence and not a claims-made basis and contain a standard separation of insureds provision; and

(vi) umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with a minimum limit of $5,000,000 per occurrence and $5,000,000 in the annual aggregate. These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. If it is typically a practice allowed by liability insurers, such excess liability policies shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives as additional insureds.

(c) All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises is located with a rating of at least “A” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord in writing. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder (or, at Landlord’s option, copies of the policies evidencing coverage ) shall be delivered to Landlord prior to delivery or possession of the Premises and within ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is named as loss payee on the property insurance as stated in Paragraph 9(b)(i) above. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without prior written notice to Landlord.

(d) In the event that Tenant fails to comply with the foregoing insurance requirements or to timely deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand all costs thereof, plus an administrative fee of five percent (5%) of such costs.

(e) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(f) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work), business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Such contractor shall name Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.

All policies required to be carried by any such contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises is located with a rating of at least “A” or better as set forth in the most current issue of Best’s Insurance

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Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least ten (10) days’ prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor.

(g) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss. Landlord hereby waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance.

10. Landlord’s Repairs. Landlord shall maintain and repair only the roof, foundation piers, structural members of the exterior walls of the Building, and water and sewer lines up to points of common connection in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. In addition, Landlord shall replace the HVAC equipment serving the Premises if it needs replacement during the Lease Term but Tenant is responsible for HVAC maintenance. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to the common entry area and driveways serving the Premises. Tenant hereby waives the benefit of any statute providing a right to make repairs and deduct the cost thereof from the rent.

11. Tenant’s Repairs and Maintenance.

(a) Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements the landscaping at the Property and all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, the reinforced concrete pad to be installed by Tenant on the North side of the Building, dock, dock equipment and loading areas, truck doors, plumbing, water and sewer lines from the point of common connection to and including within the Premises, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and lighting, heating, ventilation and air conditioning systems (except for replacement of the HVAC equipment), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. In addition, Tenant shall repair all uninsured damage to the Property caused by Tenant, its agents, employees, contractors, licensees and invitees. Tenant, at Tenant’s expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and

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building systems serving the Premises; provided, however, at Landlord’s written election (but at Tenant’s expense), Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts at Tenant’s expense. The scope of services and contractors under such maintenance contracts shall be subject to Landlord’s prior written approval.

(b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord’s responsibility pursuant to Paragraph 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant’s repair and maintenance obligations pursuant to this Paragraph 11.

(c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Property that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12. Tenant Improvements and Trade Fixtures.

(a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant Improvements”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its expense, all Tenant Improvements to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant Improvements.

(b) All Tenant Improvements shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant Improvements shall be submitted to Landlord for its approval in advance of commencement of the work (including, without limitation, plans and specifications for Tenant’s initial Tenant Improvements), including any changes to approved plans and specifications. Tenant’s itemized list of its intended initial Tenant Improvements is attached hereto as Exhibit C. All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced. Landlord may monitor construction of the Tenant Improvements. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with all applicable governmental regulations.

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(c) All work must be performed by licensed contractors approved in advance by Landlord, which consent shall not be unreasonably withheld. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors.

(d) Upon surrender of the Premises, all Tenant Improvements and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant Improvements. Tenant may remove any Tenant Improvements which are integral or directly related to its manufacturing process. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal.

(e) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

(f) Landlord agrees to pay up to an amount equal to $125,000.00 (the “TI Allowance”) for the costs, fees and expenses incurred in connection with design, planning and providing Tenant Improvements to the Premises, in accordance with final space plans approved by Landlord. The TI Allowance shall be paid after completion of the Tenant Improvements upon presentation to Landlord of invoices for work performed in a manner satisfactory to Landlord, together with executed construction lien waivers in form acceptable to Landlord. Landlord reserves the right to pay the TI Allowance directly to those performing work or providing materials for the Tenant Improvements or to pay the TI Allowance by joint check.

13. Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which can be withheld in Landlord’s reasonable discretion. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Within a reasonable time after the Commencement Date, Landlord will have existing ‘ElectroGlas’ sign removed from the building.

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14. Parking. Tenant shall be entitled to park vehicles in common with other tenants of the Property in those areas designated by Landlord for nonreserved parking, on a first come, first served basis, subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all rules and regulations which are prescribed from time to time by Landlord. From time to time, Landlord may allocate the number of parking spaces among Tenant and other tenants in the Property, any such allocation to be generally proportional to square footage under lease, and to include spaces in both the front and rear of the building. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

15. Restoration.

(a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 180 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 180 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant Improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events (defined below). Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. Tenant shall pay to Landlord, within ten (10) days following Landlord’s demand therefor, the amount of the deductible under Landlord’s insurance policy. If the damage involves portions of the Building other than the Premises, Tenant shall pay only a portion of the deductible based on the ratio of the costs of repairing the damage to the Premises to the total cost of repairing all of the damage to the Building.

(b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord or Tenant may terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent and Operating Expenses shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

(c) Notwithstanding the foregoing, if the Premises or the Property are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant’s sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant’s sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment

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obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord’s insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant.

(d) The provisions of this Paragraph 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Property, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Property.

16. Condemnation. If any part of the Premises or the Property should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Property or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Property, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award, including, without limitation any award for a Taking of Tenant’s leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. This paragraph shall be Tenant’s sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

17. Assignment and Subletting.

(a) Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease all of the Premises or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of fifty percent (50%) or more of the ownership interests in Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with reviewing any Transfer. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet all of the Premises, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, terminate this Lease, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease and Landlord may enter into a lease directly with the proposed assignee or subtenant or any other party thereafter. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or

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subletting for any reasonable basis including, but not limited to: (a) Tenant is in default of this Lease; (b) the assignee or subtenant is unwilling to assume in writing all of Tenant’s obligations hereunder; (c) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (d) the Premises will be used for different purposes than those set forth in Section 3(a) or for a use requiring or generating Hazardous Materials, or (e) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Property or is or has been in discussions with Landlord regarding space within the Property. Notwithstanding the above, Tenant may sublet a portion of the Premises upon at least ten (10) days written notice to Landlord, including the identity and contact information for the subtenant.

(b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder one-half (1/2) of such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

(c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18. Indemnification. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees) (collectively, “Claims”), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant’s failure to perform its obligations under this Lease (other than any loss arising from the sole or gross negligence of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent

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negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18. Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the other indemnified parties, for any damages arising from any act, omission or neglect of any other tenant in the Property and in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant.

19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours, with timing to be arranged at least twenty-four (24) hours in advance, for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. During the last year of the Lease Term, Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Property is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21. Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant Improvements and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

22. Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, a daily base rental equal to 200% of the Base Rent in effect on the expiration or termination date, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all

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damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

(ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv) Tenant shall fail to occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

(v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(vii) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same.

(viii) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) days or more after notice from Landlord to Tenant.

(ix) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such time as is reasonably necessary, provided that Tenant commences such cure within the 30-day period and thereafter diligently prosecutes the cure to completion.).

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Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any notice required under applicable Oregon law.

24. Landlord’s Remedies. Upon the occurrence of any default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a) Termination of Lease. Landlord may terminate this Lease and Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, shall not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Section 23 of this Lease shall be in lieu of, and not in addition to, any notice required under applicable Oregon law. If Landlord terminates this Lease and Tenant’s right to possession of the Premises, Landlord may recover from Tenant:

(i) The amount of unpaid rent which had been earned at the time of termination; plus

(ii) The amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant’s personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of TI Allowance paid by Landlord to install Tenant Improvements on the Premises which is applicable to that portion of the Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value.

All computations of the “worth at the time of the award” of amounts recoverable by Landlord under (i) and (ii) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The “worth at the time of the award” recoverable by Landlord under (iii) and the

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discount rate for purposes of determining any amounts recoverable under (iv), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b) Lease to Remain in Effect. Notwithstanding Landlord’s right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease. In such event, Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. Neither re-entry or taking possession of the Premises by Landlord nor service of any notice permitted or required under applicable Oregon law shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c) All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d) No Surrender. No act or omission by Landlord or its agents during the Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e) Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord’s right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Landlord’s equity interest in the Building, and in

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no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27. Subordination.

(a) This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Property or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall comply with the ground lease for the Property between Landlord and the City of Corvallis, as amended. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded.

(b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

(d) If requested by Tenant, Landlord shall request that any holder of mortgage against the Property provide a nondisturbance agreement to Tenant that provides that so long as Tenant is not in default of this Lease, the holder will not terminate the Lease.

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(e) Landlord agrees that it will not unreasonably withhold consent to execution of a commercially reasonable subordination, nondisturbance, attornment, estoppel, access or other agreement as requested from time to time by a lender of Tenant or an affiliate of Tenant for the benefit of a lender in securing lender’s interest in or access to any collateral securing a loan made by such lender, including but not limited to equipment installed on the Premises. Additionally, Landlord agrees that any equipment installed in but not affixed to the Premises shall be personal property of Tenant and shall not become fixtures and Landlord shall have no Interest in the same.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

29. Estoppel Certificates. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord’s written request thereof.

30. Environmental Requirements.

(a) Tenant will conduct its operations in strict compliance with all applicable Environmental Requirements, as defined in (b). Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit D incorporated herein by reference. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Property of any Environmental Requirement. A copy of Tenant’s application to the Oregon Department of Environmental Quality (“DEQ”) is attached as Exhibit F, together with any DEQ amendments, modifications or approvals.

(b) The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the

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environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises or Property, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or Property or require the recording of any deed restriction or notice regarding the Premises or Property. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

(d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Property and loss of rental income from the Property), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to

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Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

(f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Property. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Property.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Property, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this

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Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37. Miscellaneous.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, and if to Landlord, addressed to Landlord at 3450 Monte Villa Parkway, Bothell, Washington 98021, Attn: Vice President, Finance. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Should Tenant have an annual audit by an independent certified public accountant, Tenant shall provide a copy of such statement within ninety (90) days after the end of Tenant’s fiscal year. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (i) to Landlord’s lenders or potential lenders, (ii) to potential purchasers of all or a portion of the Property, (iii) to attorneys, accountants, consultants or other advisors, (iv) otherwise as reasonably necessary for the operation of the Property or administration of Landlord’s business or (v) if disclosure is required by any judicial or administrative order or ruling.

(f) This Lease shall not be filed by or on behalf of Tenant in any public record; provided, however, that either party may file a copy of this lease in order to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission. Landlord may prepare and file, and upon request by Tenant, the parties will execute a memorandum of the Option rights set forth in Section 40 below.

(g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

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(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state of Oregon, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n) If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys’ fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

38. Limitation of Liability of Landlord’s Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

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39. Easements; CC&R’s. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

40. Option to Purchase; Rights of First Refusal.

(a) Option to Purchase. Provided no uncured default by Tenant of any of the provisions or covenants of this Lease exists at the time the right afforded Tenant would otherwise arise, Tenant shall be afforded an option to purchase the Building and Landlord’s interest in the Ground Lease for the Property (the “Option Property”) during the Term of this Lease (the “Option”) on the terms set forth in this paragraph. The Option Price for the Option Property shall be Two Million Dollars ($2,000,000.00) until February 28, 2015 and shall increase by One Hundred Thousand Dollars ($100,000.00) on March 1, 2015 and shall increase an additional One Hundred Thousand Dollars ($100,000.00) on March 1, 2016 through the remainder of the initial Lease Term. In the event that Tenant exercises its option to extend the Lease Term as provided in Paragraph 41 below, the Option Price for the Option Property shall increase an additional One Hundred Thousand Dollars ($100,000.00) on the first day of the extension term. Tenant shall provide Landlord ninety (90) days written notice of its exercise of the Option, together with an earnest money deposit of $20,000.00 (the “Option Deposit”). Tenant shall have sixty (60) days from the date of Landlord’s receipt of the Option Notice and Option Deposit to conduct such studies, tests and investigations of the Option Property as Tenant shall deem necessary, in its exclusive discretion, to determine the suitability of the Option Property for Tenant’s anticipated use. With respect to any inspection or testing that is invasive or involves removing or demolishing any portion of the Option Property or disturbing any portion of the Option Property leased to a third party, Tenant must first submit to Landlord a written plan for entering the spaces of such third parties and for any such invasive testing which shall include a plan to deal with any hazardous materials that may be encountered during such testing, and Tenant may not proceed with any such invasive testing unless Landlord has approved of Tenant’s plan in writing (which approval may be withheld by Landlord in its sole discretion). Tenant shall conduct any such invasive testing in strict accordance with the plan approved by Landlord. Tenant shall protect, defend, indemnify, and hold Landlord and Landlord’s agents and employees harmless for, from and against any claims, liabilities, damages, liens, attorneys’ fees, penalties, demands, causes of actions and suits of any nature whatsoever arising out of the inspection of and/or entry onto the Option Property by Tenant, its agents, employees or contractors. This indemnity includes an obligation of Tenant to reimburse Landlord for any and all damage Tenant may cause to the Option Property in connection with Tenant’s inspection and this indemnity shall survive the closing or termination of this Lease. At any time during said sixty (60) day period, Tenant may terminate its Option to purchase by written notice thereof to Landlord, in which event the Option Deposit shall be returned to Tenant, and the Option shall be extinguished. In the event Tenant does not terminate the Option within said sixty (60) day period, the Option Deposit shall be non-refundable, and the closing of the sale of the Option Property shall occur within thirty (30) days after the date Tenant has waived (or is deemed to have waived) Tenant’s right to terminate such option due to Tenant’s diligence review of the Option Property. It shall be a condition to closing that the City of Corvallis and Lender, if required by Lender’s loan documents, approve of the assignment of the Ground Lease to Tenant at closing. At closing, the Option Price shall be paid to Landlord in immediately available funds at Closing, with a credit for the Option Deposit Amount. The Option Property shall be conveyed by Landlord to Tenant AS IS, where is and with all faults by a special warranty deed free and clear of all monetary encumbrances other than taxes and assessments and any amounts payable under the CC&Rs, the Ground Lease and similar agreements. Landlord shall also assign to Tenant its interest in the Ground Lease and any warranties then still in effect pertaining to the Option Property. Landlord shall pay the cost of an owner’s standard policy of title insurance. Tenant

PAGE 27—LEASE AGREEMENT

shall pay all recording costs. All escrow costs shall be shared equally by Landlord and Tenant. Should Tenant fail to exercise its Option as provided herein, the option privilege shall be extinguished. Should Tenant exercise its option, but fail to close the purchase of the Option Property through no fault of Landlord, Landlord shall be entitled to keep the Option Deposit.

(b) Right of First Refusal to Purchase. If, during the Term, Landlord receives a bona fide offer for sale of the Option Property that Landlord finds acceptable (the “Offer”), Landlord shall provide a copy of such offer to Tenant (the “First Refusal Notice”). Tenant shall have ten (10) business days after receipt of the First Refusal Notice in which to either match the terms and conditions of the Offer in writing (the “ROFR”) or to exercise its Option above. If Tenant matches the Offer, Tenant shall proceed to closing upon the terms and conditions in the Offer. If Tenant instead exercises its Option, the sale shall proceed to closing on the terms and conditions set forth in Paragraph 40(a) above. If Tenant does not either match the Offer or exercise its option within the 10-business day period and Landlord completes the sale in accordance with the Offer, Tenant’s Option and First Refusal rights in this Paragraph 40 shall terminate and be of no further force and effect.

(c) Right of First Refusal to Lease. If at any time during the Term, Landlord receives a bona fide offer to lease (the “Lease Offer”) the adjacent 10,973 rentable square feet located adjacent to the Premises (the “Adjacent Premises”), Landlord shall provide written notice of the terms of such Lease Offer (the “Lease Offer Notice”) to Tenant. Tenant may elect to lease the Adjacent Premises upon the terms and conditions set forth in the Lease Offer by providing written notice to Landlord within ten (10) business days after receipt of the Lease Offer Notice. The parties shall thereafter execute an amendment to the Lease incorporating the Adjacent Premises into the Premises on the terms set forth in the Lease Offer. Landlord shall not be required to extend the term of this Lease due to the Lease Offer terms, but may elect to do so. In the event Tenant does not exercise its rights to lease the Adjacent Premises within the 10-business day period, Landlord may lease the Adjacent Premises to the party who submitted the Lease Offer, provided that Landlord shall not allow the Adjacent Premises to be used for purposes that would substantially interfere with Tenant’s use of the Premises for the manufacturing of semiconductors.

(d) For purposes of this Paragraph 40, the Option, ROFR and Right to Lease shall be collectively referred to as the “Option Rights” and individually as an “Option Right”. Tenant shall have no right to exercise an Option Right, notwithstanding any provision hereof to the contrary, (a) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to this Lease and continuing until the noncompliance alleged in said notice of default is cured, or (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (c) if Landlord has given to Tenant one or more notices of default under this Lease, whether or not the defaults are cured, or Tenant has been late on three or more occasions in the payment of a monetary obligation to Landlord (without any necessity for notice thereof to Tenant), during the 12 month period of time immediately prior to the time that Tenant attempts to exercise the Option Right, or (d) if Tenant has committed any non-curable breach, or is otherwise in default of any of the terms, covenants or conditions of this Lease.

(e) The period of time within which an Option Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option Right because of the provisions of Paragraph 40(d) above.

(f) All Option Rights of Tenant under this Paragraph 40 shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of an Option Right, if, after such exercise, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of five

PAGE 28—LEASE AGREEMENT

(5) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant fails to commence to cure any other default under this Lease within ten (10) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion within thirty (30) days after the date of such notice, or (iii) Landlord gives to Tenant one (1) or more notices of default under this Lease, or Tenant is late on one (1) or more occasions in the payment of a monetary obligation to Landlord (without any necessity of notice thereof to Tenant), whether or not the defaults are cured, or (iv) Tenant has committed any incurable breach, or is otherwise in default of any of the terms, covenants and conditions of this Leases.

41. Option to Extend. Provided no uncured default by Tenant of any of the provisions or covenants of this Lease exists, Tenant shall have the option to extend this Lease for an additional twelve (12) month period by written notice to Landlord, given not less than twelve (12) months prior to the last day of the then expiring term of the Lease. Giving of such notice shall be sufficient to make the Lease binding for the extension term without further act of the parties. The terms and conditions of the Lease for the extension term shall be identical with the original term, except for the Monthly Base Rent and there shall be no further options to renew. The Monthly Base Rent for the extension term is set forth in the Basic Lease Provisions.

(Signature page follows)

PAGE 29—LEASE AGREEMENT

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

PERPETUA POWER SOURCE TECHNOLOGIES, INC., an Oregon corporation

By:	/s/ Nicholas Fowler
Its:	CEO

LANDLORD:

AVI BIOPHARMA, INC., an Oregon corporation

By:	/s/ Christopher Garabedian
Its:	Chief Executive Officer

PAGE 30—LEASE AGREEMENT

EXHIBIT A

Legal Description of Property

Beginning at a point on the north right of way of SW Airport Ave., a 60’ right of way, said point being N 50°05’36”E, 1879.06 feet from the southeast corner of the Alfred Rhinehart Donation Land Claim No. 73, in Township 12 South, Range 5 West, Willamette Meridian, Benton County, Oregon; thence N 00°05’00”E, 320.00 feet; thence WEST, 270.00 feet; thence N 00°05’38”E, 631.00 feet; thence N 89°59’00”E, 270.53 feet; thence S 00°05’00”W, 354.50 feet; thence N 89°59’00”E, 431.73 feet to a point on the west right of way of SW Plumley Street, a 70 foot right of way; thence along said west right of way S 00°05’00”W, 7.16 feet; thence S 05°19’30”W 290.32 feet; thence SOUTH, 299.80 feet to the north right of way of said SW Airport Ave.; thence WEST, 406.12 feet to the point beginning. Containing 9.57 acres more or less.

PAGE 31—LEASE AGREEMENT

EXHIBIT B

Floor Plan

[Attached]

EXHIBIT C

List of Initial Tenant Improvements

Tenant improvements to AVI Biopharma Building at 1749 Airport Road

11/7/2011, mjh

1.	Excavate and install 5” thick, rebar reinforced concrete pad on North side of building., approximately (estimated dimensions: 20’ × 40’)

2.	Install on concrete pad:

a.	One 7000 cfm fume exhaust scrubber

b.	One water treatment system (two tanks, associated instrumentation and pumps)

c.	One skid mounted DI water supply system

d.	One nitrogen dewer

e.	One chiller for process cooling water

f.	One dust collection system

g.	Potentially, a set of compressed gas bottle holders

h.	Exterior screening/fencing

i.	Potentially, a partial roof for protection of some of the components against the weather

3.	Slight modifications to air handler for cleanroom

4.	Addition of piping/utility racks as needed in cleanroom

5.	Addition of overhead distribution of exhaust ducting in cleanroom

6.	Walls, ceilling, appropriate floor covering and lighting for a separate production room just west of the current cleanroom

7.	Electrical wiring and distribution which feeds all of the pad mounted equipment and all of the production tooling in the cleanroom and the new room adjacent to the current cleanroom

8.	Appropriate piping and exhaust ducting to connect the pad mounted equipment

9.	Modification to one of the current ceiling exhaust fan ducting (RTU-5) to exhaust production equipment in production room of item 3

10.	Potential changes to some utilities for current machine shop space in southwest corner of building

11.	Slight modification/addition to current IT infrastructure to allow data capture for critical production tooling

12.	Addition of workstations for prototype tool development in open area south of new production room

13.	Minor modifications, as necessary to support production equipment, of CDA and Process Vacuum system distribution networks

1

EXHIBIT D

Environmental Questionnaire

[Attached]

EXHIBIT D

Environmental Questionnaire

[Perpetua to complete]

FOR OFFICE USE ONLY:

Proposed Lease Commencement Date: 11-15.2011

PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE

(To be completed prior to Lease Approval)

Property Address:	1749 SW Airport Ave. Corvallis, OR

Proposed Tenant:	Perpetua Power Source Technologies, Inc

(Include full legal name of proposed tenant and any d/b/a)

Current Address:	4314 SW Research Way, Corvallis, OR

Description of Proposed Use of Property: Corporate headquarters and product development/manufacturing center.

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY. YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.

1.	Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below? If yes, please mark column(s) (2), (3), and/or (4) as applicable.

Categories of Chemicals	(1) Minimum Quantity	(2) Made	(3) Used	(4) Placed	(5) Stored

Solvents, Degreasers	1 Gallon	_____	x	_____	x
Paint Thinners/Remover	1 Gallon	_____	_____	_____	_____
Paint	5 Gallons	_____	_____	_____	_____
Oil (New)	5 Gallons	_____	_____	_____	_____
Gasoline	1 Gallon	_____	_____	_____	_____
Antifreeze	5 Gallons	_____	_____	_____	_____
Other Automotive Fluids	1 Gallon	_____	_____	_____	_____
Diesel Fuel	5 Gallons	_____	_____	_____	_____

Heavy (Toxic) Metal Containing Compounds	1 Pound	_____	x	x	x
Liquid Plastics/Activators	1 Gallon	_____	x	x	x
Flammable Gases	20 Cu Ft	_____	_____	_____	_____
Toxic Gases	20 Cu Ft	_____	_____	_____	_____
Acids	1 Gl/5 Lb	_____	x	_____	x
Bases (soda, ash, lye, etc.)	1 Gl/5 Lb	_____	x	_____	x
Other Flammable Materials	1 Gl/5 Lb	_____	_____	_____	_____
Other Corrosive Materials	1 Gl/5 Lb	_____	_____	_____	_____
Other Toxic Materials	1 Gl/5 Lb	_____	_____	_____	_____
Other Reactive Materials	1 Gl/5 Lb	_____	_____	_____	_____
Liquid Hazardous Waste	1 Gallon	_____	_____	_____	_____
Solid Hazardous Waste	1 Pound	_____	_____	_____	_____

	1.1	If required for our operations, please provide Landlord a copy of your Hazardous Materials business Management Plan.

As per EPA definition (see Federal Regulation 40 CFR 355), Perpetua doesn’t use any Hazardous Materials. As such, we don’t have a formal Hazard Materials Management Plan.
			Yes	No

	1.2	Do your operations require H-occupancy storage or other special constructions?		x

If yes, please explain:

2.	Will any of the following structures be used on the property? If yes, describe the contents of each.		x

Feature	Contents
Underground Tank
Above-ground Tank	Waste water stream for treatment	x
Clarifier
Sump	Waste water stream for treatment	x
Trench
Waste Pile
Chemical Piping	Process gas piping (N2. Argon)	x
Floor Drain
Other

2.1	Please describe plans for secondary containment and leak monitoring. The waste water treatment system will be housed on a pad which has a secondary containment berm surrounding it.

3.	Will any hazardous wastes or liquid wastes be generated by on site operations or brought on to the property?		x

If yes, complete the following:

3.1

Identify each such hazardous waste or liquid waste.

No hazardous wastes, as defined by the EPA. Liquid waste will be generated 1by the semiconductor process flow but will be scrubbed before leaving the building. Permits from the City of Corvallis for this process will be procured. Solid wastes in the form of small particles of non-toxic metals deposited onto our semi-conductor products will be stored in drums and sent to recycling. Again, this will be permitted through the City of Corvallis.

3.2

Describe onsite storage, including secondary containment, and/or treatment.

Secondary containment for the liquid (water) effluent was described in 2.1. We will also have a set of solvent exhaust connected metal cabinets for storage of process chemicals.

3.3

Describe your plans for disposal of hazardous wastes or liquid waste including off-site disposal.

Recycling of the semi-conductor metals will be handled by a vendor familiar with the materials under our supervision and direction. Some proprietary process chemicals will also be recycled, again under the same guidelines as above.

4.	Will operations result in any wastewater discharges to the sewer?		x

	Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?			x

If yes, describe each wastewater stream and plans for handling wastewater discharges:

A City of Corvallis permitted acid waste treatment system will be operated. The basic function of this system is to filter minute quantities of solids out of the liquid waste stream via a settling tank, decant the liquid (water) off of the settling tank, and treat the effluent to neutralize the pH as per City of Corvallis regulations.

	4.1	Have you performed any testing or analysis of wastewater discharges or other wastewater effluent from your current facility?		x

If yes, attach the results of any such testing or analysis.

	4.2	Will your operations require any stormwater discharge permits?

If yes, describe:

No storm water permits have been requested during the City of Corvallis’ initial project review nor are any anticipated as the permitting process proceeds.

5.	Will activities on the property require warnings to be given to workers or visitors on the Leased Premises or the surrounding community?			x

If yes, please describe how you will provide such communications or warnings.

6.	Will operations result in any air emissions (including dust)?			x

If yes, describe:

Perpetua has provided the Oregon DEO with information regarding all of our processes which relate to airborne emissions, including dust generation from our production processes. The DEO has released Perpetua from the need for a Air Discharge Permit given our intention of installing a water curtain fume exhaust scrubber and dust collection system.

	6.1	Will permits from the Southern Coast Air Quality Management District be required?		x

7.	Will operations result in air emissions which include hazardous or toxic air pollutants?			x

	7.1	If yes, will any public notice or disclosure be required?

8.	Will operations be subject to Risk Management & Preview Planning requirements or other risk reduction requirements?			x

9.	Will your operations involve any on-site vehicle or equipment maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?			x

If yes, describe all such maintenance:

	9.1	Will these on-site vehicles or equipment use batteries?	x

If yes, describe battery storage method:

We may choose to operate an electric forklift for movement of production materials. The maintenance of this forklift will be performed by a qualified professional and will take place offsite.

10.	Will your operations include a machine shop?		x

If yes, describe all operation:

Although not a certainty at this point we may elect to install machining equipment to aid us in fabrication of fixtures and tooling for our production processes. If so, we will likely have a metal lathe, a vertical milling machine, a bandsaw, a drill press, a grinder, and various other metal working tools. We do not plan to do any welding, plating or other associated activities.

11.	Will your operations include any metal plating or metal fabrication?	x

If yes, describe:
See 10 above. Also, our semi-conductor process includes deposition of small amounts of proprietary metals onto our semi-conductor substrates. This operation will be fully permitted.

12.	Will your operations include the use of solvents?	x

If yes, describe:

Solvents will be used to lift photolithographic masks off of our semi-conductor substrates and to clean various process equipment. These solvents and their usage have been cleared by the DEO and are in the process of being permitted by the City of Corvallis.

13.	Has your present facility or operation ever been the subject of an x environmental investigation, an environmental enforcement action, or permit revocation proceeding?		x

If yes, describe:

14.	Have you ever been identified as a potentially responsible party for any environmental cleanup, compliance or abatement proceedings?			x

If yes, describe:

15.	Have you ever received a notice of violation or notice to comply from any environmental regulatory agency within the past five years?			x

If yes, describe:

16.	Have you had any complaints from neighbors relating to noise, odor, air emissions, or dust at your present facility?			x

If yes, describe:

	16.1	Have you had any complaints relating to hazardous materials handling, storage, treatment or disposal from neighbors at your present facility?

17.	Will the proposed use of the property require the filing of any environmental x reports or other documents to any agencies?		x

We are working with the City of Corvallis Waste Water Disposal unit to define a waste water treatment sampling protocol. The initial vision is that we would sample our waste stream 2 or 3 times in the first month of operation and then analyze and report the result. Once we prove the operation of our system. it is anticipated that sampling for verification will limited to annual or semiannual events.

18.	Attach copies of all Material Safely Data Sheets (“MSDS”) for all chemicals you intend to use, sore, or handle on the property.

19.	Has an Environmental Audit been conducted at your present facility? (If yes, attach a copy of any report prepared in connection with any such audit.)			x

20.	Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials.

As per EPA definition (see Federal Regulation 40 CFR 355), Perpetua doesn’t use any Hazardous Materials. As such, we don’t have a formal Emergency Response Plan.

21.	Identify the name, title and qualifications/experience of person responsible for your environmental, health and safety program:

	Name:	Paul McCleland

	Title:	CTO

Qualifications/experience: Paul has been a facilities engineer and a semi-conductor process engineer for over 30 years at various private institutions.

22.	Name and telephone number of person to contact for additional information:

	Name:	Mark Hauck

	Title::	Mechanical Engineer

	Telephone Number:	541-760-9130

23.	Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:

[Signatures on following page]

The undersigned hereby certifies that the information above is correct and complete.

PERPETUAL POWER SOURCE TECHNOLOGIES
Name of Proposed Tenant

Name:

Title:	MECHANICAL ENGINEER

Date:	11/18/2011

EXHIBIT E

Rules and Regulations

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1. The sidewalk, entries, and driveways of the Property shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Property.

3. Except for seeing-eye dogs and other assistance animals required by law to be allowed, no animals shall be allowed in the offices, halls, or corridors in the Property.

4. Tenant shall not disturb the occupants of the Property by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Property.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Property. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Property.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any needed maintenance that is the responsibility of Landlord under the Lease.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Property.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (other than the incidental use of coffee machines or microwave ovens) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

1

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Property and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

2

EXHIBIT F

Tenant’s Application to DEQ, Any DEQ Amendments, Modifications or Approvals

[Attached]

3

NOTICE OF INTENT TO CONSTRUCT	FORM AQ104 ANSWER SHEET

FOR DEQ USE ONLY
Permit Number:	Regional Office:
Application No:	Date Received :

1. Source Number:
2. Company		3. Facility Location
Legal Name:	Perpetua Power Source Technologies, Inc	Name:	Perpetua Power Source Technology Corporate Headquarters
Ownership type:	C Corp	Plant start date:	3/1/2012
Mailing Address:		Street Address:
4314 SW Research Way		1749 Airport Ave
City, State, Zip Code:		City, County, Zip Code:
Corvallis, OR 97333		Corvallis, OR
Number of Employees (corporate):	15	Number of Employees (plant site):	15

4. Site Contact Person		5. Industrial Classification Code(s)
		SIC:	3629
Name:	Mark Hauck
		NAICS:	335999
Title:
Mechanical Engineer
Phone number:	541-760-9130	6. Type of construction/change: (see instructions)
Fax number:	503-922-3169	Type 1
e-mail address:	mjh@perpetuapower.com

7. Signature
I certify that the information contained in this notice, including any schedules and exhibits attached to the notice, are true and correct to the best of my knowledge and belief.

Name of official (Printed or Typed)	Title of official and phone number

Signature of official	Date

SUBMIT TWO COPIES OF THE COMPLETED NOTICE OF INTENT TO CONSTRUCT TO THE DEPARTMENT REGIONAL OFFICE SHOWN BELOW:

Oregon Department of Environmental Quality

Western Region

750 Front Street NE, Suite 120

Salem, OR 97301

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 1 Revised 6/7/2007

NOTICE OF INTENT TO CONSTRUCT	FORM AQ104 ANSWER SHEET

Construction Information

8.	Description of proposed construction:

Currently, Perpetua is operating out of a leased space at 4314 Research Way in Corvallis, OR. At this site, Perpetua is depositing Bismuth, Antimony, Tellurium, and small amounts of Selenium onto polyimide substrates to produce thermoelectric generation devices. The fabrication processes include standard semiconductor industry physical vapor deposition (PVD) and lithographic practices. To facilitate expansion, Perpetua is planning to relocate to a new facility with a more suitable production fabrication space.

Fabrication of Perpetua’s products require the use of multiple solvents, developers, and photoresists during the lithographic processes. Solvents used are N-Methylpyrrolidone (NMP) and Isopropyl Alcohol (IPA). Developers used are 1% sodium carbonate/sodium hydroxide. Photoresists used are the AZ family of photoresists. An acid waste treatment system will neutralize the liquid waste stream such that any solids will be captured in a settling tank and the bulk of the NMP will be recycled. A water wash fume exhaust scrubber will capture any vapor phase and particulate materials which are not recycled. The effluent from this scrubber will be directed to the input of the acid waste treatment system to be neutralized.

To handle any particulates created during the PVD processes, a filtered, bulk dust collection system will exhaust key locations in the deposition process to capture bulk Tellurium and Bismuth particulates for direction to a recycling/reuse/disposal process.

Construction plans: Perpetua aims to finalize preliminary permits by the end of October, 2011. Detailed engineering design efforts will directly follow preliminary permit review, with the intent of completing design work by the end of November. Once the engineering work is done and formal permits have been procured, construction bids will be sought, with the deadline for bidding to be January 15th, 2012. Construction will proceed directly after contracts have been awarded. Construction is set to complete by February 26th, 2012.

9.	Will the construction increase the capacity of the facility?	Y	If yes, how much?

Currently, we are producing about 30 units/month. The new facility should produce around 30,000 units/month.

10.	Will the construction increase pollutant emissions?	N	If yes, how much (see question 18)?

11.	Will the construction cause new pollutant emissions?	N	If yes, which pollutants and how much?

12.	Estimated timing of construction.

a.	Commence date:	12/1/2011
b.	Begin date:	1/15/2012
c.	Completion date:	2/26/2012

13.	Will tax credits be requested once construction is completed?	Y

14.	Attach relevant forms from Form Series AQ200, Device/Process Forms.

15.	Attach relevant forms from Form Series AQ300, Control Device Description Forms, if applicable.

16.	Attach process flow diagram.

17.	Attach a city map or drawing showing the facility location.

18.	If applicable, attach a Land Use Compatibility Statement.

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 2 Revised 6/7/2007

NOTICE OF INTENT TO CONSTRUCT	FORM AQ104 ANSWER SHEET

Emissions Data

19.	Pre-and Post-Construction emissions summary data

		c. Pre-Construction Emissions		d. Post-Construction Emissions
a. Emissions Point	b. Pollutant	short-term (specify unit)	Annual (tons/year)	short-term (specify unit)	Annual (tons/year)

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 3 Revised 6/7/2007

SOLVENT USAGE	FORM AQ214 INSTRUCTIONS

Instructions

1.	Specify the name of the solvent and the chemical constituents (refer to the material safety data sheet or technical data sheet provided by the manufacturer.

2.	Enter the amount of the solvent that is volatile as a percentage. Typically, solvents are 100% volatile. Enter the actual amount if this is not true for the solvent used at your facility. This information can be obtained from material safety data sheets (MSDS) or technical data sheets provided by the manufacturer or vendor.

3.	Describe what process the solvent is used for at the facility. Typical uses are parts cleaning, spray gun cleaning, thinners, carrying agents.

4.	Describe the method for using the solvent at the facility (e.g., dip tank, spray gun, wipe-off, brush, etc.).

5.	Is any of the solvent recovered and disposed of off site?

6.	Describe how the solvent is stored.

7.	Describe any work practices used to minimize pollutant emissions.

8.	Are there any control devices, such as carbon bed absorber, used to capture the solvent emissions? Indicate yes or no and list the control device identification numbers. Complete the appropriate AQ300 series form for each control device.

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 1 Revised 4/25/00

SOLVENT USAGE	FORM AQ214 ANSWER SHEET

Facility Name:	Perpetua Power Source Technologies Corporate Headquarters	Permit Number:

1.	Solvent name	N-Methylpyrrolidone	Isopropyl Alcohol
2.	Percent volatile	0.032% (vapor pressure = 0.32mbar)	5.8% (vp = 44mmHg)
3.	Chemical constituents	C(5)H(9)NO	(CH(3))2CHOH
		Carbon, Hydrogen, Nitrogen, Oxygen	Carbon, Hydrogen, Oxygen

4.	Process	Photoresist Rinse	NMP Rinse

5.	Application method	Dip and/or spray	Dip and/or spray

6.	Solvent recovery?	Yes	Yes

7.	Solvent storage	Drum, in ventilated chem storage rm	Drum, in ventilated chem storage rm

8.	Work practices	Gloved handling, usage in fume	Gloved handling, usage in fume
		exhausted environment	exhausted environment

9.	Control device(s) (yes/no?)	Yes	Yes
	Control device ID	Fume Exhaust Scrubber	Fume Exhaust Scrubber

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 2 Revised 4/25/00

SOLVENT USAGE	FORM AQ214 INSTRUCTIONS

Instructions

1.	Specify the name of the solvent and the chemical constituents (refer to the material safety data sheet or technical data sheet provided by the manufacturer.

2.	Enter the amount of the solvent that is volatile as a percentage. Typically, solvents are 100% volatile. Enter the actual amount if this is not true for the solvent used at your facility. This information can be obtained from material safety data sheets (MSDS) or technical data sheets provided by the manufacturer or vendor.

3.	Describe what process the solvent is used for at the facility. Typical uses are parts cleaning, spray gun cleaning, thinners, carrying agents.

4.	Describe the method for using the solvent at the facility (e.g., dip tank, spray gun, wipe-off, brush, etc.).

5.	Is any of the solvent recovered and disposed of off site?

6.	Describe how the solvent is stored.

7.	Describe any work practices used to minimize pollutant emissions.

8.	Are there any control devices, such as carbon bed absorber, used to capture the solvent emissions? Indicate yes or no and list the control device identification numbers. Complete the appropriate AQ300 series form for each control device.

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 1 Revised 4/25/00

SOLVENT USAGE	FORM AQ214 ANSWER SHEET

Facility Name:	Perpetua Power Source Technologies Corporate Headquarters	Permit Number:

1.	Solvent name	Sodium Hydroxide	AZ 111 xfs
2.	Percent volatile	0.13% (vp = 1mmHg)	0.38% (vp = 2.9mmhG)
3.	Chemical constituents	NaOH	1-Methoxy-2-propanol acetate, 79%
		Sodium, Oxygen, Hydrogen	Cresol novolak resin, 13%
Alkylether polymer, 4%
Diazonaphthoquinonsulfonic ester, 3%
4.	Process	Photoresist Developer	Photoresist

5.	Application method	Dip or Spray	Dip or spray

6.	Solvent recovery?	Yes	Yes

7.	Solvent storage	Drum, in ventilated chem storage rm	Drum, in ventilated chem storage rm

8.	Work practices	Gloved handling, fume exhausted dip	Gloved handling, fume exhausted dip
		tank usage,	tank usage

9.	Control device(s) (yes/no?)	Yes	Yes
	Control device ID	Fume Exhaust Scrubber	Fume Exhaust Scrubber

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 2 Revised 4/25/00

WET SCRUBBER CONTROL DEVICE INFORMATION	AQ303 INSTRUCTIONS

1.	Enter the control device identification label (e.g. North Scrubber, Scrubber-1, alpha scrubber, S-1)

2.	Enter the processes and/ or devices controlled by this unit. May use ID labels or descriptions.

3.	Enter the year the control device was, or will be installed.

4.	Enter the manufacturer and model number of the control device.

5.	Enter the rated control efficiency, in percent, by pollutant for the control device.

6.	Specify the type of wet scrubber (e.g. venturi, packed bed, spray tower, etc).

7.	Is the water re-circulated or only passed through the scrubber once?

8.	Enter the design water flow rate (gallons/minute).

9.	Enter the design water pressure (pounds per square inch gauge).

10.	Enter the design inlet gas flow rate (actual cubic feet per minute).

11.	Enter the design pressure drop across the scrubber (inches of water).

12.	Describe/List any inlet gas pretreatment systems/devices. If the pretreatment systems are separate control devices, complete the appropriate control device description form for each device.

13.	Describe any water treatment systems such as settling ponds or chemical additives.

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 1 Revised 4/25/00

WET SCRUBBER CONTROL DEVICE INFORMATION	AQ303 ANSWER SHEET

Facility Name:	Perpetua Power Source Technologies Corporate Office	Permit Number:

1.	Control Device ID	Acid Exhaust Scrubbr
2.	Process/Device(s) Controlled	Photolithography
3.	Year installed	2,012
4.	Manufacturer/Model No.	KCH Engineer Systems
5.	Control Efficiency(%)	95%
6.	Type of scrubber	Verticle
7.	Is water re-circulated?	Yes
8.	Design water flow rate (gpm)	75
9.	Design water pressure (psig)	17.8
10.	Design inlet gas flow rate (acfm)	5000
11.	Design pressure drop (inches of water)	5
12.	Inlet gas pretreatment? (yes/no) If yes, list control device ID and complete a separate control device form	No
13.	Describe any water treatment systems*	disc to pH control sys

*	Attach additional pages, if necessary.

see attached quote

Oregon Department of Environmental Quality Air Contaminant Discharge Permit Application	Page 2 Revised 4/25/00

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 1/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

1. Product and Company Identification

Company	24 Hour Emergency Response Information
BASF CORPORATION	CHEMTREC: 1-800-424-9300
100 Campus Drive	BASF HOTLINE: 1-800-832-HELP
Florham Park, NJ 07932, USA

Molecular formula:	C(5)H(9)NO
Chemical family:	heterocyclic, amides
Synonyms:	NMP TECHNICAL

2. Hazards Identification

Emergency overview

NOT FOR COSMETIC USE

WARNING:

COMBUSTIBLE LIQUID.

Irritating to eyes and skin.

INGESTION MAY CAUSE GASTRIC DISTURBANCES.

A component of this product has been shown to be developmentally toxic in animal studies.

Use with local exhaust ventilation.

Avoid contact with the skin, eyes and clothing.

Wear a NIOSH-certified (or equivalent) organic vapour respirator.

Wear chemical resistant protective gloves.

Wear NIOSH-certified chemical goggles.

Wear protective clothing.

Eye wash fountains and safety showers must be easily accessible.

State of matter: liquid

Colour: clear

Colour: colourless

Odour: mild

Potential health effects

Primary routes of exposure:

Routes of entry for solids and liquids include eye and skin contact, ingestion and inhalation. Routes of entry for gases include inhalation and eye contact. Skin contact may be a route of entry for liquified gases.

Acute toxicity:

Virtually nontoxic by inhalation. Of low toxicity after short-term skin contact. Of low toxicity after single ingestion.

Irritation / corrosion:

Eye contact causes irritation. Skin contact causes irritation.

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 2/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

Chronic toxicity:

Carcinogenicity: Results from a number of long-term carcinogenity studies and short-term tests are available. Taking into account all of the information, there is no indication that the substance itself is carcinogenic.

Reproductive toxicity: As shown in animal studies, the product may cause damage to the testes after repeated high exposures that cause other toxic effects.

Teratogenicity: The substance caused malformations/developmental toxicity in laboratory animals.

Genotoxicity: The substance was not mutagenic in bacteria. The substance was not mutagenic in mammalian cell culture. The substance was not mutagenic in a test with mammals.

Medical conditions aggravated by overexposure:

Data available do not indicate that there are medical conditions that are generally recognized as being aggravated by exposure to this substance/product. See MSDS section 11 - Toxicological information.

Potential environmental effects

Aquatic toxicity:

There is a high probability that the product is not acutely harmful to aquatic organisms. The inhibition of the degradation activity of activated sludge is not anticipated when introduced to biological treatment plants in appropriate low concentrations.

3. Composition / Information on Ingredients

CAS Number	Content (W/W)	Chemical name
872-50-4	>= 99.8%	N-Methylpyrrolidone
60544-40-3	<= 0.4%	Pyrrolidinone, dimethyl-

4. First-Aid Measures

If inhaled:

Remove the affected individual into fresh air and keep the person calm. Assist in breathing if necessary. Immediate medical attention required.

If on skin:

Wash affected areas thoroughly with soap and water. If irritation develops, seek medical attention.

If in eyes:

In case of contact with the eyes, rinse immediately for at least 15 minutes with plenty of water. Seek medical attention.

If swallowed:

Rinse mouth and then drink plenty of water. Induce vomiting. Never induce vomiting or give anything by mouth if the victim is unconscious or having convulsions. Immediate medical attention required.

5. Fire-Fighting Measures

Flash point:	196 °F	(ASTM D93)
Autoignition:	245 °C	(DIN 51794)
Lower explosion limit:	1.3%(V)
Upper explosion limit:	9.5%(V)
Self-ignition temperature:		not self-igniting

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 3/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

Suitable extinguishing media:

water spray, dry extinguishing media, foam, carbon dioxide

Hazards during fire-fighting:

nitrous gases

Protective equipment for fire-fighting:

Firefighters should be equipped with self-contained breathing apparatus and turn-out gear.

Further information:

Collect contaminated extinguishing water separately, do not allow to reach sewage or effluent systems.

6. Accidental release measures

Personal precautions:

Wear appropriate respiratory protection. Use personal protective clothing. Ensure adequate ventilation.

Environmental precautions:

This product is not regulated by RCRA. This product is not regulated by CERCLA (‘Superfund’).

Cleanup:

Spills should be contained, solidified, and placed in suitable containers for disposal.

For small amounts: Pick up with absorbent material (e.g. sand, sawdust, general-purpose binder). Dispose of absorbed material in accordance with regulations.

For large amounts: Pump off product.

7. Handling and Storage

Handling

General advice:

Ensure thorough ventilation of stores and work areas.

Avoid contact with skin and eyes. Wear suitable gloves and eye/face protection.

Protection against fire and explosion:

The product is combustible.

Storage

General advice:

Containers should be stored tightly sealed in a dry place.

8. Exposure Controls and Personal Protection

Advice on system design:

Provide local exhaust ventilation to maintain recommended P.E.L.

Personal protective equipment

Respiratory protection:

Wear a NIOSH-certified (or equivalent) organic vapour respirator. Observe OSHA regulations for respirator use (29 CFR 1910.134).

Hand protection:

Wear chemical resistant protective gloves., butyl rubber (butyl)—0.7 mm coating thickness, Consult with glove manufacturer for testing data.

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 4/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

Eye protection:

Wear face shield or tightly fitting safety goggles (chemical goggles) if splashing hazard exists. Safety glasses with side-shields.

Body protection:

Body protection must be chosen depending on activity and possible exposure, e.g. head protection, apron, protective boots, chemical-protection suit.

General safety and hygiene measures:

Handle in accordance with good industrial hygiene and safety practice. Wearing of closed work clothing is required additionally to the stated personal protection equipment. Females of childbearing age should not come into contact with the product. Eye wash fountains and safety showers must be easily accessible. Wear protective clothing as necessary to minimize contact. Wash soiled clothing immediately. When using do not eat or drink. When using do not smoke. Gloves must be inspected regularly and prior to each use. Replace if necessary (e.g. pinhole leaks). Handle in accordance with good industrial hygiene and safety practice.

9. Physical and Chemical Properties

Form:	liquid
Odour:	mild, amine-like
Colour:	clear
colourless
pH value:	8.5 - 10	( 100 g/l, 20 °C)
Melting point:	-23.6 °C	( 760 mmHg)
Boiling point:	204.3 °C	( 760 mmHg)
Vapour pressure:	0.32 mbar	( 20 °C)
Density:	1.028 g/cm3	( 25 °C) (DIN 51757)
Partitioning coefficient n-	-0.46	( 25 °C) (OECD Guideline 107)
octanol/water (log Pow):
Viscosity, dynamic:	1.796 mPa.s	( 20 °C)
Solubility in water:		miscible
Solubility (qualitative):	miscible
solvent(s): organic solvents,
Molar mass:	99.00 g/mol

10. Stability and Reactivity

Substances to avoid:

strong acids, oxidizing agents

Hazardous reactions:

Exothermic reaction.

Reacts with oxidizing agents.

Decomposition products:

Hazardous decomposition products: carbon monoxide, carbon dioxide, nitrogen oxides

Thermal decomposition:

approx. > 300 °C

Corrosion to metals:

No corrosive effect on metal.

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 5/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

11. Toxicological information

Acute toxicity

Information on: n-Methylpyrrolidone

Oral:

Type of value: LD50

Species: rat

Value: 3,605 mg/kg

Inhalation:

Type of value: LC50

Species: rat

Value: > 5.1 mg/l

Exposure time: 4 h

Dermal:

Type of value: LD50

Species: rat

Value: 5,000 mg/kg

Irritation / corrosion

Information on: n-Methylpyrrolidone

Skin:

Species: rabbit

Result: Irritant.

Method: Draize test

Eye:

Species: rabbit

Result: Irritant.

Method: Draize test

Repeated dose toxicity

Information on: n-Methylpyrrolidone

Experimental/calculated data:

rat by inhalation 2 Week 10 dose

rat by inhalation 2 Week 10 dose

rat by inhalation 2 Week 10 dose

12. Ecological Information

Fish

Acute: static

Salmo gairdneri, syn. O. mykiss/LC50 (96 h): > 500 mg/l

The details of the toxic effect relate to the nominal concentration.

Aquatic invertebrates

Acute:

DIN 38412 Part 11 static

Daphnia magna/EC50 (24 h): > 1,000 mg/l

The details of the toxic effect relate to the nominal concentration.

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 6/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

Aquatic plants

Toxicity to aquatic plants:

DIN 38412 Part 9 green algae/EC50 (72 h): > 500 mg/l

The details of the toxic effect relate to the nominal concentration.

Microorganisms

Toxicity to microorganisms:

DIN EN ISO 8192 aquatic

activated sludge, industrial/EC50 (0.5 h): > 600 mg/l

The details of the toxic effect relate to the nominal concentration.

Degradability / Persistence

Biological / Abiological Degradation

Test method:	OECD 301C; ISO 9408; 92/69/EEC, C.4-F (aerobic), Inoculum conforming to MITI
Method of analysis:	BOD of the ThOD
Degree of elimination:	73% (28 d)
Evaluation:	Readily biodegradable (according to OECD criteria).
Readily biodegradable (according to OECD criteria).
Easily eliminated from water.

Bioaccumulation

Because of the n-octanol/water distribution coefficient (log Pow) accumulation in organisms is not to be expected.

13. Disposal considerations

Waste disposal of substance:

Dispose of in accordance with national, state and local regulations. Do not discharge into waterways or sewer systems without proper authorization.

Container disposal:

Dispose of in a licensed facility. Recommend crushing, puncturing or other means to prevent unauthorized use of used containers.

14. Transport Information

Land transport
USDOT

Classified as combustible liquid in containers greater than 119 gallons.

Sea transport
IMDG

Not classified as a dangerous good under transport regulations

Air transport
IATA/ICAO

Not classified as a dangerous good under transport regulations

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 7/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

15. Regulatory Information

Federal Regulations

Registration status:

Chemical	TSCA, US	released / listed

OSHA hazard category:	Skin and/or eye irritant; Combustible Liquid; Chronic target organ effects reported

EPCRA 311/312 (Hazard categories):	Fire; Chronic; Acute

EPCRA 313:

CAS Number	Chemical name
872-50-4	N-Methylpyrrolidone

CERCLA RQ	CAS Number	Chemical name
100 LBS	74-89-5	methylamine

State regulations

State RTK	CAS Number	Chemical name
MA, PA	872-50-4	N-Methylpyrrolidone

CA Prop. 65:

THIS PRODUCT CONTAINS A CHEMICAL(S) KNOWN TO THE STATE OF CALIFORNIA TO CAUSE CANCER AND BIRTH DEFECTS OR OTHER REPRODUCTIVE HARM.

16. Other Information

NFPA Hazard codes:

Health : 2	Fire: 2	Reactivity: 0	Special:

HMIS III rating

Health: 2¤	Flammability: 2	Physical hazard: 0

NFPA and HMIS use a numbering scale ranging from 0 to 4 to indicate the degree of hazard. A value of zero means that the substance possesses essentially no hazard; a rating of four indicates extreme danger. Although similar, the two rating systems are intended for different purposes, and use different criteria. The NFPA system was developed to provide an on-the-spot alert to the hazards of a material, and their severity, to emergency responders. The HMIS system was designed to communicate workplace hazard information to employees who handle hazardous chemicals.

BASF supports worldwide Responsible Care® initiatives. We value the health and safety of our employees, customers, suppliers and neighbors, and the protection of the environment. Our commitment to Responsible Care is integral to conducting our business and operating our facilities in a safe and environmentally responsible fashion, supporting our customers and suppliers in ensuring the safe and environmentally sound handling of our products, and minimizing the impact of our operations on society and the environment during production, storage, transport, use and disposal of our products.

Local Contact Information

prod_reg@basf.com

IMPORTANT: WHILE THE DESCRIPTIONS, DESIGNS, DATA AND INFORMATION CONTAINED HEREIN ARE PRESENTED IN GOOD FAITH AND BELIEVED TO BE ACCURATE, IT IS PROVIDED FOR YOUR GUIDANCE ONLY. BECAUSE MANY FACTORS MAY AFFECT PROCESSING OR APPLICATION/USE, WE

Safety Data Sheet

N-Methylpyrrolidone EG

Revision date : 2010/02/08	Page: 8/8
Version: 4.0	(30036603/SDS_GEN_US/EN)

RECOMMEND THAT YOU MAKE TESTS TO DETERMINE THE SUITABILITY OF A PRODUCT FOR YOUR PARTICULAR PURPOSE PRIOR TO USE. NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE MADE REGARDING PRODUCTS DESCRIBED OR DESIGNS, DATA OR INFORMATION SET FORTH, OR THAT THE PRODUCTS, DESIGNS, DATA OR INFORMATION MAY BE USED WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS. IN NO CASE SHALL THE DESCRIPTIONS, INFORMATION, DATA OR DESIGNS PROVIDED BE CONSIDERED A PART OF OUR TERMS AND CONDITIONS OF SALE. FURTHER, YOU EXPRESSLY UNDERSTAND AND AGREE THAT THE DESCRIPTIONS, DESIGNS, DATA, AND INFORMATION FURNISHED BY BASF HEREUNDER ARE GIVEN GRATIS AND BASF ASSUMES NO OBLIGATION OR LIABILITY FOR THE DESCRIPTION, DESIGNS, DATA AND INFORMATION GIVEN OR RESULTS OBTAINED, ALL SUCH BEING GIVEN AND ACCEPTED AT YOUR RISK.

END OF DATA SHEET

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

Section 01 - Product Information

Identification of the	AZ Electronic Materials USA Corp.
company:	70 Meister Avenue
Somerville, NJ 08876
Telephone No.: 800-515-4164

Information on the substance/preparation

Product Safety: 908-429-3562

Emergency Tel. number: 800-424-9300 CHEMTREC

Trade name:	AZ® 111 XFS Photoresist

Section 02 - Composition information

Hazardous ingredients:

Chemical Name	CAS-no. (Trade secret no.)	Concentration [%]
1-Methoxy-2-propanol acetate	108-65-6	79.00

Non-hazardous ingredients:

Chemical Name	CAS-no. (Trade secret no.)	Concentration [%]
Cresol novolak resin	67829000004-5809P	13.00
Alkylether polymer	67829000004-5928P	4.00
Diazonaphthoquinonesulfonic esters	52125-43-6	3.00
Styrene-acrylic polymer	24980-16-3	1.00

Section 03 - Hazardous identification

Emergency overview:	OSHA combustible liquid; DOT flammable liquid., Amber-red liquid with characteristic odor., Partially dissolves in water leaving a floating viscous mass., Irritating on contact or inhalation.

Expected route of entry

Skin contact:	yes

Ingestion:	no

1/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

Inhalation:	yes

Eye contact:	Contact with liquid and vapors.

Skin absorption:	yes

Health effects of exposure:

Component information:

Eye: Causes eye irritation. Skin: Causes skin irritation. Ingestion: May be harmful if swallowed. Inhalation: Single exposure unlikely to be hazardous. High vapor concentration causes irritation to the nose, throat, and lungs. Systemic Effects: No hazard in normal industrial use. Reproductive & birth defects: Exposures having no adverse effect on the mother should have no effect on the fetus.

1-Methoxy-2-propanol acetate (108-65-6)

1-Methoxy-2-propanol acetate (PGMEA) can cause skin, eye, and respiratory irritation. Extreme or prolonged exposure may cause gastric and central nervous system effects. Long term, high level exposure to PGMEA has resulted in adverse effects to the livers and kidneys of experimental animals. PGMEA is readily absorbed through intact skin.

Known effects on other illnesses:	Preexisting skin, eye, and respiratory conditions may be aggravated.

Listed carcinogen:	IARC: NO NTP: NO OSHA: NO

HMIS:

Health: 2	Flammability: 2	Reactivity: 0	Personal protection: X

NFPA:

Health: 2	Flammability: 2	Reactivity: 0	Special notice: NONE

Section 04 - First aid measures

After inhalation:	Remove victim to fresh air.

After contact with skin:	Immediately remove contaminated clothing. Flush affected area thoroughly with water. After flushing with water, remove residue with soap and water. If necessary, clean area with a cloth or paper towel wetted with acetone. Assure adequate ventilation. Dispose of cloth/towel in a suitable receptacle. Consult physician if exposure is extensive or if irritation occurs.

After contact with eyes:	Flush thoroughly with water for 15 minutes. Get immediate medical help.

2/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

After ingestion:	If person is conscious, give water or milk to dilute stomach contents. Never give anything by mouth to an unconscious person. Consult physician.

Advice to doctor / Treatment:	Administer oxygen if there is difficulty in breathing.

Section 05 - Fire fighting measures

Flash point:	108 °F
Method: closed cup

Suitable extinguishing media:	water spray jet, foam, dry powder, carbon dioxide

Special fire fighting procedure:	Use self-contained breathing apparatus and full protective clothing. Use water spray to cool drums in fire area.

Specific hazards during fire fighting:	Thermal decomposition may generate carbon dioxide and carbon monoxide, oxides of sulfur and nitrogen, and hydrogen fluoride.

Unusual fire and explosion hazards:	Solvent vapors., Emits toxic fumes under fire conditions.

Section 06 - Accidental release measures

Steps to be taken in case of spill or leak:	Wearing appropriate personal protective equipment, contain spill, ventilate area of spill or leak, remove all sparking devices or ignition sources, collect onto inert absorbent, and place in a suitable container.

Section 07 - Handling and Storage

Advice on safe handling:

Avoid breathing vapors and contact with skin, eyes, and clothing.

Wash thoroughly after handling.

Keep container closed.

Keep away from heat, sparks, and flame.

Further information for storage conditions:

Transport and store under dry conditions tightly closed and protected from heat and light.

3/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

Section 08 - Exposion Control / personal protection

Respiratory protection:	Chemical cartridge respirator recommended for exposures exceeding TLV.

Hand protection:	For short-term exposure (splash protection):
Nitrile rubber gloves.

Eye protection:	Safety eyewear to protect against splashes.

Skin and body protection:	Clothing suitable to prevent skin contact.

Advice on system design:	Use local exhaust ventilation.

IDLH:	Listed: no

Section 09 - Physical and chemical properties

Form:	Liquid

Color:	Clear, amber-red

Odor:	Strong, characteristic odor.

Density:	1 g/cm3
20 °C

Starts to boil:	from 145 °C

Evaporation number:	0.33 (PGMEA)

Vapor pressure:	2.9 Torr
Method: calculated

Viscosity, dynamic:	< 25 mPas
20 °C

Loss on drying:	79%

Section 10 - Stability and reactivity

Hazardous reactions:	Stable.

Hazardous polymerization:	Will not occur.

Conditions to avoid:	Avoid contact with oxidizing agents. Avoid contact with strong acids. Avoid contact with alkaline materials.

4/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

Section 11 - Toxiclogical information

Acute oral toxicity:	Based on data from components this material is considered, not harmful (rat acute oral LD50 > 5000 mg/kg).

Acute inhalation toxicity	Based on data from components, this material is considered, not harmful (LC50 greater than 10,000 ppm or 200 mg/L), Based on component data, material is considered irritating to the respiratory tract.

Acute dermal toxicity:	The acute toxicity via the dermal route of exposure, based on component data, suggest that this material should be considered not harmful (rabbit or rat dermal LD50 greater than 2000 mg/kg)

Skin irritation:	Based on data from components, this material is considered a non-irritant; however, the product is considered to be a human skin irritant.

Eye irritation:	Based on data from components, this material is considered to be a mild eye irritant.

1-Methoxy-2-propanol acetate (108-65-6)

Acute oral toxicity:	LD50 rat (male)
8,500 mg/kg

1-Methoxy-2-propanol acetate (108-65-6)

Acute oral toxicity:	LD50 rat (female)
10,000 mg/kg

1-Methoxy-2-propanol acetate (108-65-6)

Acute inhalation toxicity	LC50 rat
> 4350 ppm

1-Methoxy-2-propanol acetate (108-65-6)

Acute dermal toxicity:	LD50 rabbit
> 5 mg/kg

Section 12 - Ecological information

Biodegradability:	No information.

Toxicity to fish:	Based on data from components, this material is classified as:, Not Harmful (LC50 > 100 mg/L).

Toxicity of aquatic invertebrates:	Based on data from components, this material is classified as:, Not Harmful (EC50 greater than 100 mg/L).

5/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

Toxicity to algae :	No data available.

1-Methoxy-2-propanol acetate (108-65-6)

Toxicity to fish:	(Fathead minnow)
161 mg/l

1-Methoxy-2-propanol acetate (108-65-6)

Toxicity of aquatic	(Daphnia magna)
invertebrates:	400 mg/l

Section 13 - Disposal considerations

Product:	Consult local, state, and federal regulations.

For disposal, this material is a flammable hazardous waste under RCRA.

RCRA hazardous waste:	RCRA number: D001

Section 14 - Transport information

Land transport

•	DOT:

UN-No:	1993
Proper technical name:	FLAMMABLE LIQUID, N.O.S. contains
(Methoxypropylacetate)
3
Packaging group:	III
Labels:	3

Sea transport

•	IMDG:

UN-No:	1993
Proper technical name:	FLAMMABLE LIQUID, N.O.S. contains
(Methoxypropylacetate)
Class:	3
Packaging group:	III
Marine pollutant:
EmS:	F-E, S-E
MFAG:
Labels:	3

6/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

  Air transport

•	ICAO/IATA-DGR:

UN/ID No.:	UN 1993
Proper technical name:	FLAMMABLE LIQUID, N.O.S. contains
(Methoxypropylacetate)
Class:	3
Packaging group:	III
Labels:	3

Section 15 - Regulatory information

TSCA Status:	All components of this product are listed on the TSCA Inventory.

SARA (section 311/312):	Reactive hazard: no
Pressure hazard: no
Fire hazard: yes
Immediate/acute: yes
Delayed/chronic: no

SARA 313 information:	This product is not subject to SARA Title III Section 313
reporting requirements under 40 CFR 372.

Volatile organic	Content VOC (g/l): 795 g/l
compounds:	Method: calculated

Section 16 - Other information

Label information

CAUTION!

COMBUSTIBLE LIQUID AND VAPOR HARMFUL IF SWALLOWED, INHALED OR ABSORBED THROUGH SKIN Contains material that, based on animal data, can cause skin, eye, and respiratory irritation. Prolonged or repeated overexposure may cause gastric and central nervous system effects.

Keep away from heat and flame. Avoid breathing vapor. Avoid contact with skin, eyes, and clothing. Use only with adequate ventilation, and proper protective eyewear, gloves, and clothing. Wash thoroughly after handling. Keep container closed.

7/8

MATERIAL SAFETY DATA SHEET AZ 111 XFS Photoresist

Substance key: SXR097693	REVISION DATE: 07/06/2005
Version 1	Print Date: 07/06/2005

In case of contact, flush eyes with plenty of water for 15 minutes. Get medical attention immediately. Flush affected skin areas with water, and wash with mild soap and water. Remove contaminated clothing. If INHALED, remove individual to fresh air. If breathing is difficult, give oxygen. If ingested, give water or milk to dilute stomach contents. Never give anything by mouth to an unconscious person. Get medical attention immediately for ingestion or breathing problems or if skin contact is extensive.

In case of fire, use water, alcohol resistant foam, dry chemical, or CO2.

If spilled, wear protective clothing, remove ignition sources, prevent sparks, and ventilate area. Absorb with inert material, collect, and place in a chemical waste container.

Keep sealed in original container. Product must be kept refrigerated until use. Temperature range for refrigeration is 30 to 55 F (- 1 to 13 C). Allow product to reach ambient temperature prior to use. Empty container may contain harmful residue.

The solvent in this product is not photochemically reactive per Rule 102 of the California South Coast Air Quality Management District.

This information is supplied under the OSHA Hazard Communication Standard, 29 CFR 1910.1200, and is offered in good faith based on data available to us that we believe to be true and accurate. The recommended industrial hygiene and safe handling procedures are believed to be generally applicable to the material. However, each user should review these recommendations in the specific context of the intended use and determine whether they are appropriate for that use. No warranty, express or implied, is made regarding the accuracy of this data, the hazards connected with the use of the material, or the results to be obtained from the use thereof. We assume no responsibility for damage or injury from the use of the product described herein. Data provided here are typical and not intended for use as product specifications. (R) and TM indicate trademarks of AZ Electronic Materials USA Corp., its business partners and suppliers.

8/8

Kinetronics Corporation	Phone 941-951-2432
4363 Independence Court	Fax 941-955-5992
Sarasota, Florida 34234	Web Site: www.kinetronics.com

Material Safety Data Sheet

Isopropyl Alcohol

PRODUCT & COMPANY IDENTIFICATION

In case of Emergency call CHEMTREC 1-800-424-9300

Supplier	Simchem Corporation, 311 Sarasota Center Blvd., P.O. Box 697, Osprey, Florida, 34229-0697 (941) 377-9935 Fax (941) 377-9539
CAS Number	67-63-0
Synonyms	Isopropanol; sec-propyl alcohol; sec-propanol; dimethylcarbinol
Formula	(CH3 )2CHOH

TRANSPORTATION DATA

US Department of Transportation – 49 CFR
Proper Shipping Name	Isopropanol
UN Number	UN1219
Hazard Class	3
Packing Group	II
Labels	Flammable Liquid

PHYSICAL/CHEMICAL DATA

Appearance	Clear, colorless liquid
Odor	Rubbing alcohol
Boiling Point	82º C
Melting Point	-89º C
Vapor Pressure	44 @ 25º C (mm Hg)
Vapor Density (Air = 1)	2.1
Specific Gravity	0.79 @ 20º C / 4º C
Solubility in Water	Miscible in water
Volatile by Volume	100% @ 21º C
Evaporation Rate	2.83 (BuAc =1)

REACTIVITY DATA

Stability	Stable

Incompatibility	Heat, flame, strong oxidizers, acetaldehyde, acids, chlorine, ethylene oxide, isocyanates.

Hazardous Decomposition Products	Carbon dioxide and carbon monoxide may form when heated to decomposition.

Conditions to Avoid	Heat, flame, ignition sources and incompatibles.

Hazardous Polymerization	Will not occur.

Isoprophyl Alcohol: Material Safety Data Sheet

1

Kinetronics Corporation	Phone: (941) 951-2432
4363 Independence Ct.	Fax: (941) 955-5992
Sarasota, FL 34234	Web Site: www.Kinetronics.com

FIRE AND EXPLOSION HAZARD DATA

Flash Point	12º C

Auto Ignition Temperature	399º C

Flammable Limits	LEL: 2.0
UEL: 12.7

Fire Extinguishing Spray	Water spray, dry chemical, alcohol foam, or carbon dioxide. Water spray may be used to keep fire exposed containers cool, dilute spills and nonflammable mixtures, protect personnel attempting to stop leak and disperse vapors.

Explosion	Above flash point, vapor air mixtures are explosive within flammable limits noted above. Contact with strong oxidizers may cause fire or explosion. Vapors can flow along surfaces to distant ignition source and flash back. Sensitive to static discharge.

Special Information	In the event of a fire, wear full protective clothing and NIOSH-approved self- contained breathing apparatus with full face piece operated in the pressure demand for other positive pressure mode.

PRECAUTIONS FOR SAFE HANDLING & USE

to be Taken in Case Material is Steps Spilled or Released	Ventilate area of leak or spill. Remove all sources of ignition. Wear appropriate personal protective equipment as specified on section 5. Isolate hazard area. Keep unnecessary and unprotected personnel from entering. Contain and recover liquid when possible Use non-sparking tools and equipment. Collect liquid in an appropriate container or absorb with an inert material and place in a chemical waste container. Do not use combustible materials, such as saw dust. Do not flush to sewer! If a leak or spill has not ignited, use water spray to disperse the vapors, to protect personnel attempting to stop leak, and to flush spills away from exposures.

Disposal Method	Whatever cannot be saved for recovery or recycling should be handled as hazardous waste and sent to a RCRA approved incinerator or disposed in a RCRA approved waste facility. Processing, use or contamination of this product may change the waste management options. State and local disposal regulations may differ from federal disposal regulations. Dispose of container and unused contents in accordance with federal, state and local requirements.

Handling and Storage	Protect against physical damage. Store in a cool, dry well-ventilated location, away from any area where the fire hazard may be acute. Outside or detached storage is preferred. Separate from incompatibles. Containers should be bonded and grounded for transfers to avoid static sparks. Storage and use areas should be No Smoking areas. Use non-sparking type tolls and equipment, including explosion proof ventilation. Containers of this material may be hazardous when empty since they retain product residues.

Isoprophyl Alcohol: Material Safety Data Sheet

2

Kinetronics Corporation	Phone: (941) 951-2432
4363 Independence Ct.	Fax: (941) 955-5992
Sarasota, FL 34234	Web Site: www.Kinetronics.com

HEALTH HAZARD DATA

Potential Health Effects:

Inhalation	Inhalation of vapors irritates the respiratory tract. Exposure to high concentrations has a narcotic effect, producing symptoms of dizziness, drowsiness, headache, staggering, unconsciousness and possibly death.

Ingestion	Ingestion can cause drowsiness, unconsciousness, and death. Gastrointestinal pain, cramps, nausea, vomiting, and diarrhea may also result. The single lethal dose for a human adult = about 250 mls (8 ounces).

Skin Contact	May cause skin irritation with redness and pain. May be absorbed through the skin with possible systemic effects.

Eye Contact	Vapors cause eye irritation. Splashes caused severe irritation, possible corneal burns and eye damage.

First Aid Measures:

Inhalation	In case of Inhalation, remove to fresh air. In not breathing, give artificial respiration. If breathing is difficult, give oxygen. Call a physician.

Ingestion	Give large amounts of water to drink. Never give anything by mouth to an unconscious person. Get medical attention.

Skin Contact	Immediately flush skin with plenty of water for at least 15 minutes. Call a physician if irritation develops.

Eye Contact	Immediately flush eyes with plenty of water for at least 15 minutes, lifting lower and upper eyelids occasionally. Get medical attention immediately.

Personal Protective Equipment:

Skin Protection	Were impervious protective clothing, including boots, gloves, lab coat, apron or coveralls, as appropriate, to prevent skin contact. Neoprene and nitrile rubber are recommended materials.

Eye Protection	Use chemical safety goggles and/or a full face shield where splashing is possible. Maintain eye wash fountain and quick-drench facilities in work area.

ADDITIONAL INFORMATION

Always comply with all applicable international, federal, state and local regulations regarding the transportation, storage, use and disposal of this chemical.

Due to the changing nature of regulatory requirements, the regulatory information listed in Section X this document should not be considered all-inclusive or authoritative. International, Federal, State Local regulations should be consulted to determine with all required reporting requirements.

The information in this MSDS was obtained from sources, which we believe are reliable. However, the information is provided without any warranty, express or implied, regarding its correctness. The conditions or methods of handling, storage, use, and disposal of the product are beyond our control and may be beyond our knowledge. For this and other reasons, we do not assume responsibility and expressly disclaim liability for loss, damage or expense arising out of or in any way connected with the handling, storage, use or disposal of the product. This MSDS was prepared and is to be used only for this product. If the product is used as a component in another product, MSDS information may not be applicable.

Isoprophyl Alcohol: Material Safety Data Sheet

3

November 7, 2011

Mr. Mark Hauck

Perpetua Power Source Technologies, Inc.

4314 Research Way

Corvallis, OR 97333

Re:	Perpetua Power Source Technologies

El No. 02-0017

NC No. 26510

Benton County

Dear Mr. Hauck:

The Department has reviewed your Notice of Intent to Construct and Request for Construction Approval for the following project:

Facility Name/Location	Project Description
Perpetua Power Source Technologies, Inc. 1749 Airport Way Corvallis, OR 97333	Construction of a thermoelectric generation device manufacturing facility.

CONSTRUCTION APPROVAL, PLANS AND SPECIFICATIONS

Based on a review of the plans and specs for this project, construction approval is granted subject to the conditions listed below:

1.	Construction of the project shall conform to the plans and specifications submitted. No significant changes or deviations shall be made without the prior written approval of the Department of Environmental Quality.

2.	Granting approval does not relieve the owner or permittee of the obligation to obtain required local, state and other permits and to comply with the appropriate statutes, Administrative Rules, Standards, and if applicable, to demonstrate compliance with applicable permit limitations.

Perpetua Power Source Technologies

November 7, 2011

3.	This approval does not guarantee the adequacy of the proposed construction or the accuracy of the air emission calculations submitted with your application.

4.	Construction may proceed immediately upon receipt of this approval.

5.	Please fill out and return the enclosed Notice of Construction Completion form within thirty (30) days of completion of this project.

If the Department can be of any assistance, or if there are any questions regarding this approval, please contact me in Salem at (503) 378-5315.

Sincerely,

Karen White-Fallon DEQ-Salem-Air Quality

Enc:    Notice of Approved Construction Completion Form

cc with memo:        AQ Division

State of Oregon
Department of Environmental Quality	Memorandum

To:	File	Date: November 7, 2011

From:	Karen White-Fallon

Section:	Air Quality

Subject:	Perpetua Power Source Technologies, Inc.

BACKGROUND

Perpetua Power Source Technologies, Inc. (Perpetua) proposes to install and operate a facility that manufactures thermoelectric generation devices. The facility will be located at 1749 Airport Avenue, Corvallis, Oregon. They currently operate a research and development facility located at 4134 SW Research Way, Corvallis, Oregon. The process involves depositing bismuth, antimony, tellurium and small amounts of selenium onto polyimide substrates to produce the thermoelectric generation devices.

DISCUSSION

The fabrication processes include standard semiconductor industry physical vapor deposition and lithographic practices. The process uses solvents, developers, and photoresists during the lithographic processes. The Perpetua process does not use some of the standard semi-conductor strong acids (HF, HN03), and uses relatively low volumes of solvents. The air emissions at maximum design capacity operating two shifts per day were calculated to be 1 ton/year of volatile organic compounds (VOCs) and deminimis amounts of particulate matter (PM/PMk/PM2.5). The VOC calculations are based upon material balance assuming that 100% of the volatile compounds are emitted. The proposed process will include an acid scrubber and a baghouse for particulate control. There are no proposed fuel combustion devices and they do not have the potential to emit greenhouse gases. Based upon a review of the proposed construction, an air permit is not required at this time. This is based upon the following information:

1.	The manufacturing of the thermoelectric generation devices is not a listed activity in OAR 340-216-0020, Table 1. Therefore an Air Contaminant Discharge Permit (ACDP) is not required based upon a listed category.

2.	The facility does not have the potential to emit greater than 10 tons/year of any criteria pollutants if the source were to operate uncontrolled as described in OAR 340-216-0020, Table 1, Part B (85).

3.	The facility does not have the potential to emit greater than 10 tons/year of any single hazardous air pollutant as outlined in OAR-340-216-0020, Table 1, Part C.

An ACDP will be required in the future if Perpetua increases emissions, if the facility were to operate uncontrolled, to greater than 10 tons/year of any criteria pollutant.

CONCLUSIONS/RECOMMENDATIONS

Based on the above, it is concluded that the proposed project described in NC No. 26510 is acceptable. This project meets the definition of a Type 2 change as defined in OAR 340-210-0225(2) because it meets the applicable criteria in sub-sections (l)(a), (l)(b), (l)(d), and (l)(e) of OAR 340-210-0225 and emissions from any stationary source or combination of stationary sources will not increase by more than or equal to the significant emission rate. Therefore, construction approval is recommended.